EXHIBIT 10.5

Form of Guaranty and Pledge Agreement, dated as of November 19, 2007, entered into by National Cinemas, Inc. in favor of Silar Advisors, L.P.

GUARANTY AND PLEDGE AGREEMENT (NAC)

THIS GUARANTY AND PLEDGE AGREEMENT (NAC), dated as of November 19, 2007 (as amended, supplemented and otherwise modified from time to time, this “NAC Guaranty”), is made by and between National Cinemas, Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, “NAC Guarantor”), and Silar Advisors, L.P. (together with its successors and assigns, “Silar”), in its capacity as Agent under the Master Loan Agreement (each as hereinafter defined).

RECITALS

A. Pursuant to the Master Loan and Security Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Master Loan Agreement”), among iDNA Cinemas Holdings Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the “Borrower”), Silar, and such other Persons as may be named therein as “Lenders” (Silar and such other Persons, as “Lenders” under the Master Loan Agreement, are hereinafter referred to as “Lenders”) and Silar as administrative, payment and collateral agent for itself, as a Lender, and for the other Lenders (in such capacities and including its successors and assigns, “Agent”), the Borrower has agreed to pledge to Agent, on behalf of itself and the Lenders under the Master Loan Agreement, certain securities subject to the conditions set forth therein.

B. As of the date hereof, the Borrower will contribute to NAC Guarantor a portion of the loan proceeds received by the Borrower under the Master Loan Agreement in order to enable NAC Guarantor to repay on the date hereof a portion of the intercompany account or obligations currently owing by NAC Guarantor to IDNA, Inc., a corporation organized under the laws of the State of Delaware.

C. As of the date hereof, NAC Guarantor will derive a substantial direct and indirect benefit from the loan to be made to the Borrower pursuant to the Master Loan Agreement. To induce Silar to enter into the Master Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NAC Guarantor has agreed (subject to certain limitations) to pledge and grant to Agent, on behalf of itself and the Lenders under the Master Loan Agreement, a security interest in the Pledged Collateral (as defined herein).

D. It is a condition precedent to the obligation of the Lenders to make the loan to the Borrower under the Master Loan Agreement that NAC Guarantor shall have executed and delivered to Agent this NAC Guaranty.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Master Loan Agreement and used herein shall have the meanings given to them in the Master Loan Agreement.

“Borrower Obligations” shall mean the Obligations, as defined in the Master Loan Agreement.

“Company” means Angelika Film Centers LLC, a limited liability company organized under the laws of the State of Delaware.

“Company LLC Agreement” means that certain Limited Liability Company Agreement, dated as of August 27, 1996, between Angelika Cinemas, Inc. (“Angelika”) and Sutton Hill Associates (“Sutton Hill”) with respect to Company, as the same has been or hereafter may be amended, restated, supplemented or otherwise modified.

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Excluded Contract” means any Contract that, by its terms or applicable law, is not assignable.

“Excluded Contract Right” means any right under any Contract that, pursuant to the terms of such Contract, may not be assigned.

“Excluded Property” means, collectively, (a) the Membership Interest, (b) any and all Excluded Contracts and Excluded Contract Rights, (c) all products and proceeds of or from any of the foregoing, and (d) any and all books and records related to any of the foregoing.

“Expiration Date” shall have the meaning set forth in Section 2(d) hereof.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Membership Interest” shall mean NAC Guarantor’s fifty percent (50%) membership interest in the Company, including, without limitation, (a) NAC Guarantor’s right to capital in the Company, (b) NAC Guarantor’s interest in all profits, interest, income, surpluses, losses and assets in the Company and all distributions by the Company (including distributions to which NAC Guarantor shall at any time be entitled in respect of such membership interest), and (c) NAC Guarantor’s right to interest payments and amounts of any nature due or to become due to NAC Guarantor in respect of such membership interest, whether as contractual obligations, damages, insurance proceeds or otherwise.

“Obligations” shall mean the obligations and liabilities of the Borrower and NAC Guarantor to Agent and the Lenders (including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred) that may arise under, or out of or in connection with the Master Loan Agreement, this NAC Guaranty or any other Loan Documents, whether on account of covenants, interest, principal, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Agent that are required to be paid by the Borrower or NAC Guarantor pursuant to the terms of the Master Loan Agreement or this NAC Guaranty, respectively).

“Pledged Collateral” shall have the meaning assigned thereto in Section 3(a) hereof.

“Permitted Liens” shall mean all (a) Liens created pursuant to the terms of the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and the Lender, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by NAC Guarantor in accordance with GAAP, (c) (i) statutory Liens of landlords and of carriers, warehousemen, mechanics, workmen, repairmen and/or materialmen, (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by NAC Guarantor in accordance with GAAP, (iii) zoning, building codes and other land use laws regulating the use or occupancy of NAC Guarantor’s real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property and that are not violated by the current use or occupancy of such real property or the operation of NAC Guarantor’s business thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property that do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, and (e) deposits and bonds provided under any lease.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Agent’s security interest in any item of Pledged Collateral or the effect of perfection or non-perfection of the security interest in any item of Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection or effect of perfection or non-perfection.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this NAC Guaranty shall refer to this NAC Guaranty as a whole and not to any particular provision of this NAC Guaranty, and section and paragraph references are to this NAC Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty.

(a) NAC Guarantor hereby, unconditionally and irrevocably guarantees to Agent the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) NAC Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, NAC Guarantor under this NAC Guaranty unless, and to the extent, NAC Guarantor is the prevailing party in any dispute, claim or action relating thereto. This NAC Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(c) No payment or payments made by Borrower, NAC Guarantor, any other guarantor or any other Person or received or collected by Agent from Borrower, NAC Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of NAC Guarantor hereunder except to the extent of the reduction of the Obligations as a consequence thereof. NAC Guarantor shall remain liable for the Obligations until the date the Obligations are satisfied and paid in full (such date, the “Expiration Date”).

(d) NAC Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Agent on account of NAC Guarantor’s liability hereunder, it will notify Agent in writing that such payment is made under this NAC Guaranty for such purpose, but the failure of NAC Guarantor to provide such notice shall not impair the effectiveness of such payment to reduce the Obligations.

3. Pledge of Collateral.

(a) Pledged Collateral. As collateral security for the prompt satisfaction and performance of the Obligations, NAC Guarantor hereby pledges, collaterally assigns and hypothecates to Agent, and hereby grants to Agent, for the benefit of itself as a Lender and the other Lenders, a lien on and first priority security interest in, all of NAC Guarantor’s right, title and interest in, to and under the following, whether now owned by NAC Guarantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the “Pledged Collateral”), excepting, in each case, any of the following that constitute Excluded Property:

(i) all of NAC Guarantor’s tangible personal property, including, without limitation, all present and future Goods, Inventory and Equipment (including items of equipment that are or become Fixtures), Computer Hardware and Software, now owned or hereafter acquired and all of NAC Guarantor’s real property, including leasehold interests, now owned or hereafter acquired;

(ii) all of NAC Guarantor’s intangible personal property, including, without limitation, all present and future Accounts, securities, Contract Rights, Permits, General Intangibles, Chattel Paper, Investment Property, Intellectual Property, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing, including, but not limited to, the following:

(A) all right, title and interest of NAC Guarantor in and to any Blocked Account established by NAC Guarantor pursuant to the terms of the Loan Documents, including all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in or in transit to such Blocked Account;

(B) all policies of insurance (including without limitation, casualty and hazard insurance and policies of owner’s or mortgagee’s title insurance), or rights as loss payee or endorsee thereof, and escrow agreements, all tax, insurance, security or other deposits, including rights in respect of letters of credit evidencing or securing any such deposit;

(C) all contract rights, accounts, rights to payment of money and general intangibles, relating to such documents and contracts described in (A) and (B) above and as to all such collateral described in (A) and (B) above whether now existing or hereafter at any time acquired or arising; and

(iii) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

Capitalized terms used in this Section 3(a) but not defined in this NAC Guaranty or the Master Loan Agreement shall have the meanings given to such terms in the UCC.

(b) NAC Guarantor shall promptly notify Agent of any Commercial Tort Claims in which NAC Guarantor has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Agent’s first priority security interest therein.

(c) NAC Guarantor has full right and power to grant to Agent, for the benefit of itself and the other Lenders, a perfected, first priority security interest and Lien on NAC Guarantor’s right, title and interest in and to and upon the Pledged Collateral pursuant to this NAC Guaranty, subject to the following sentence. Upon the execution and delivery of this NAC Guaranty, and upon the filing of the necessary financing statements and/or appropriate filings and/or delivery of the necessary certificates evidencing an equity interest, control and/or possession, as applicable, without any further action, Agent will have a good, valid and first priority perfected Lien and security interest in NAC Guarantor’s right, title and interest in and to and upon the Pledged Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person, other than Permitted Liens. As of the Closing Date, no financing statement relating to any of the Pledged Collateral is on file in any public office except those on behalf of Agent. As of the Closing Date, NAC Guarantor is not party to any agreement, document or instrument that conflicts with this provision.

(d) Delivery of Share Certificates. NAC Guarantor shall promptly deliver to Agent (i) share certificates or other instruments representing any certificated securities acquired or received by NAC Guarantor after the date of this NAC Guaranty and (ii) a stock power duly executed in blank by NAC Guarantor. If at any time Agent notifies NAC Guarantor that it requires additional stock powers endorsed in blank, NAC Guarantor shall promptly execute in blank and deliver the requested power(s) to Agent.

4. Representations and Warranties of NAC Guarantor. NAC Guarantor hereby represents and warrants that:

(a) It is duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on NAC Guarantor. The organizational number of NAC Guarantor is 3091796.

(b) It has the full power, authority and legal right to execute and deliver this NAC Guaranty and perform its obligations hereunder. This NAC Guaranty has been duly authorized, executed and delivered by it, has not been amended, supplemented or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of NAC Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this NAC Guaranty nor the consummation by NAC Guarantor of the transactions contemplated herein to be consummated by NAC Guarantor will conflict with or result in a breach of, or constitute a default under, NAC Guarantor’s charter or by-laws or any agreement or instrument (it being acknowledged and agreed that conflict with, breach of or default under the terms of the Blocked Account Agreement shall not constitute a breach of this representation) to which NAC Guarantor is a party or by which NAC Guarantor or its property is bound, or (except for the liens created pursuant to this NAC Guaranty or the other the Loan Documents) result in the creation or imposition of any lien or encumbrance upon NAC Guarantor’s revenues or assets. Neither the execution and delivery of this NAC Guaranty nor the consummation by NAC Guarantor of the transactions contemplated herein to be consummated by NAC Guarantor requires any consent to be obtained by NAC Guarantor under any applicable law or regulation applicable to NAC Guarantor, any order, writ, injunction or decree of any court or governmental authority or agency binding upon NAC Guarantor or any agreement or instrument (it being acknowledged and agreed that any consent required to be obtained under the terms of the Blocked Account Agreement shall not constitute a breach of this representation) to which NAC Guarantor is a party or by which NAC Guarantor or its property is bound (other than (i) such consents as have heretofore been obtained, given or made, (ii) such filings as may be required in connection with the perfection of Agent’s security interest and (iii) such filings and consents as may be necessary to comply with applicable federal and state securities laws and such other laws as may be applicable to the performance of NAC Guarantor’s obligations hereunder).

(d) It has received and reviewed copies of the Loan Documents.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of NAC Guarantor’s knowledge, threatened against or affecting NAC Guarantor or its property or the Pledged Collateral that would reasonably be expected to have a Material Adverse Effect on NAC Guarantor.

(f) No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary to be obtained or made by NAC Guarantor for its execution and delivery of this NAC Guaranty or its performance of its obligations hereunder, except for the filings of the UCC-1 financing statements (“UCC-1s”) referred to in Section 4(g) hereof and such filings and consents as may be necessary to comply with applicable federal and state securities laws and such other laws as may be applicable to the performance of NAC Guarantor’s obligations hereunder.

(g) Upon the filing of an appropriate UCC-1 in the office of the Secretary of State of the State of Delaware, the pledge and security interest created hereunder in NAC Guarantor’s right, title and interest in and to the Pledged Collateral in favor of Agent constitutes a first priority pledge (subject to Permitted Liens) of and security interest in and to all of NAC Guarantor’s right, title and interest in and to the Pledged Collateral in which a security interest therein may be perfected by such filing.

(h) It is the sole owner of the Pledged Collateral pledged under Section 3 hereof free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever (and, other than as provided in the Blocked Account Agreement, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens, and (except to Agent or Lender hereunder) NAC Guarantor agrees that it will not encumber or grant any security interest in or with respect to the Pledged Collateral or permit any of the foregoing, other than Permitted Liens.

(i) In pledging the Pledged Collateral, NAC Guarantor does not have any actual intent to hinder, delay or defraud any entity to which NAC Guarantor is or is to become indebted.

(j) It is solvent on the date hereof and will not become insolvent as a result of the pledge.

(k) It does not intend to incur, or believe in respect of the pledge of the Pledged Collateral that it will incur, debts that would be beyond its ability to pay such debts as such debts mature.

(l) The Company LLC Agreement is genuine, and to the best of NAC Guarantor’s knowledge, is the legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms except as the enforcement thereof may be limited by Debtor Relief Laws and the application of principles of equity, which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). NAC Guarantor had legal capacity to enter into the Company LLC Agreement, and (assuming that it is legal, valid and binding and enforceable against the other parties thereto) the Company LLC Agreement constitutes a legal, valid, binding and enforceable obligation of NAC Guarantor, except as the enforcement thereof may be limited by Debtor Relief Laws and the application of principles of equity, which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). To the best of NAC Guarantor’s knowledge, the Company LLC Agreement is in full force and effect, and the enforceability of the Company LLC Agreement has not been contested by NAC Guarantor or, to best of NAC Guarantor’s knowledge, any other Person.

(m) Except as reflected therein or described in the next following sentence, the terms of the Company LLC Agreement have not been modified in any respect. To the best of NAC Guarantor’s knowledge (though not reflected in any written amendment to the Company LLC Agreement of which NAC Guarantor is aware) (a) FA, Inc. (“FA”), as successor in interest to Angelika, became a member in, and held the membership interest of Angelika in, the Company, (b) on or about September 1, 2000, Citadel Holding Corporation (“Citadel”) acquired from Sutton Hill its 16.66% membership interest in the Company; and (c) on or about December 31, 2001, FA, Reading Entertainment, Inc. (“REI”), Craig Corporation, Citadel and its wholly-owned subsidiaries consolidated into an entity that is named Reading International, Inc. and, as a consequence thereof, Reading International, Inc. became a member in, and the holder of a 50% membership interest in, the Company.

(n) It is the sole owner of the Membership Interest, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other Person), other (i) than Permitted Liens and (ii) Liens created pursuant to the terms of, or existing as a consequence of, the Company LLC Agreement.

5. Covenants of NAC Guarantor. NAC Guarantor hereby covenants and agrees that:

(a) It shall pay and discharge all taxes now or hereafter imposed on it, on its income or profits, on any of its property or upon the liens or encumbrances provided herein prior to the date on which penalties attach thereto; provided, however, that NAC Guarantor shall be free to challenge the amount or validity of any taxes by appropriate proceedings. It shall promptly pay any valid, final judgment enforcing any such tax (subject to its right to appeal same) and cause the same to be satisfied of record and shall also pay, or cause to be paid, when due all valid claims for labor, material, supplies or services that, if unpaid, could by law result in a mechanics’ lien.

(b) It shall notify Agent promptly upon obtaining knowledge of any material action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body pending or threatened against it or the Company.

(c) It shall not (i) create, incur, assume or permit to exist any lien or encumbrance upon any of the Pledged Collateral, except for Permitted Liens, or (iii) create, incur, assume or permit to exist any lien or encumbrance (other than (x) Permitted Liens and (y) Liens created pursuant to the terms of, or existing as a consequence of, the Company LLC Agreement) on the Membership Interest, including any income or proceeds of the Membership Interest.

(d) It will not (i) vote to enable or take any other action to permit the Company to issue any additional membership interests or other equity securities or interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any membership interests or other equity securities or interests of the Company (with it being agreed and understood that the issuance of any membership interest or any of such other securities will not be deemed a breach hereof unless NAC Guarantor has voted in favor of such issuance or taken affirmative action to effectuate such issuance) action or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Membership Interests.

(e) It shall not file or cause to be filed with respect to the Company a voluntary petition in bankruptcy to seek relief for the Company under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, or consent to the filing of any petition against the Company under any such law, or consent to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Company or of all or any part of Company’s property, or make an assignment for the benefit of creditors of the Company.

(f) It shall fund (or cause iDNA or some other Person to fund) any request received from the Company for additional capital contributions to the Company if, and to the extent that, the failure to fund such additional capital contribution would result in the NAC Guarantor owning less than fifteen percent (15%) of all of the membership interests in the Company (with it being agreed and understood that NAC Guarantor shall be entitled to fund (or cause iDNA or some other Person to fund) a greater portion (including all) of any such request with the purpose of this clause (f) being to assure that the NAC Guarantor does not own less than fifteen percent (15%) of all of the membership interests in the Company but not to preclude the NAC Guarantor from owning a greater percentage of the membership interests in the Company).

(g) Company LLC Agreement. NAC Guarantor agrees that it shall not amend, nor consent to the amendment of, the Company LLC Agreement, without the prior written consent of Agent, which consent shall not be unreasonably withheld, delayed or conditioned. For purposes of the foregoing, any change in the ownership of membership interests in the Company or other change in the Company LLC Agreement effected without the affirmative consent or approval of NAC Guarantor shall not be deemed an amendment of the Company LLC Agreement.

6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, NAC Guarantor hereby agrees with Agent as follows:

(a) Delivery and Other Perfection. NAC Guarantor shall:

(i) with respect to any Pledged Collateral that is a security, if such Pledged Collateral is received by NAC Guarantor, forthwith either (x) transfer and deliver to Agent such security so received by NAC Guarantor (together with the certificates for any such security duly endorsed in blank or accompanied by undated powers of attorney duly executed in blank authorizing Agent to transfer ownership of such security to a third party), all of which thereafter shall be held by Agent, pursuant to the terms of this NAC Guaranty as part of the Pledged Collateral, or (y) take such other action as Agent shall reasonably request to duly record, enforce, grant and perfect the lien created hereunder in such security; and

(ii) upon the reasonable request of Agent, give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest; and, without limiting the generality of the foregoing, if any Pledged Collateral shall be evidenced by a promissory note or other instrument, NAC Guarantor shall deliver and pledge to Agent such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent.

(b) Other Financing Statements and Liens. Without the prior consent of Agent, NAC Guarantor shall not file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which Agent is not named as the sole secured party.

(c) Preservation of Rights. Agent shall not be required to take any steps necessary to preserve any of the rights or interests of any Person in, to or under any of the Pledged Collateral.

(d) Pledged Collateral.

(i) Notwithstanding anything to the contrary herein or in the Master Loan Agreement or the Loan Documents, so long as no Default or Event of Default shall have occurred and be continuing, NAC Guarantor shall have the right to exercise all voting and corporate rights pertaining to the Pledged Collateral for all purposes not inconsistent with the terms of this NAC Guaranty, the Master Loan Agreement, the other Loan Documents or any documents referenced herein or therein; provided that (A) NAC Guarantor agrees that it will not vote the Pledged Collateral in any manner that is inconsistent with the terms of this NAC Guaranty, the Master Loan Agreement or the other Loan Documents and (B) so long as no Default or Event of Default has occurred and is continuing, Agent shall execute and deliver to NAC Guarantor or cause to be executed and delivered to NAC Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as NAC Guarantor may reasonably request for the purpose of enabling NAC Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6(d).

(ii) NAC Guarantor recognizes and agrees that, subject to the terms of this NAC Guaranty and applicable law, the Agent has an absolute and unconditional right to liquidate the Pledged Collateral upon and during the continuation of an Event of Default. NAC Guarantor agrees not to seek any equitable or other relief to delay or prevent Agent from exercising its right to liquidate the Pledged Collateral upon and during the continuation of an Event of Default, subject to Agent’s complying with the terms of this NAC Guaranty and applicable law.

(e) Events of Default, Etc. During the period during which an Event of Default has occurred and is continuing:

(i) Agent (to the extent of its security interest) shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if Agent were the sole and absolute owner thereof (and NAC Guarantor agrees to take all such action as may be appropriate to give effect to such right));

(ii) Agent may make any reasonable compromise or settlement with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of the sale or other disposition of any of the Pledged Collateral;

(iii) Agent may, in its name or in the name of NAC Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral, but shall be under no obligation to do so; and

(iv) Agent may, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Agent or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as is commercially reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of NAC Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

To the extent all or any part of the Pledged Collateral shall include a security under the Securities Act of 1933, as amended (the “Securities Act”), NAC Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of such security, to limit purchasers to those who will agree, among other things, to acquire such security for their own account, for investment and not with a view to the distribution or resale thereof. NAC Guarantor acknowledges that any such private sale may be at prices and on terms less favorable to Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any such security for the period of time necessary to permit the respective issuer thereof to register it for public sale.

(f) Removals, Etc. Without at least thirty (30) days’ prior written notice to Agent, NAC Guarantor shall not either (i) change the name under which it does business from the name shown on the signature page hereto or (ii) change its state of incorporation.

(g) Private Sale. Agent shall not incur any liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 6(e) hereof conducted in good faith and otherwise in compliance with applicable law. NAC Guarantor hereby waives any claims against Agent by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

(h) Attorney-in-Fact. Agent is hereby appointed the attorney-in-fact of NAC Guarantor for the purpose of carrying out the provisions of this Section 6 during the period during which an Event of Default has occurred and is continuing. Upon the occurrence and during the continuance of any Event of Default, Agent may take any action and execute any instruments that Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Agent shall be entitled under this Section 6 to make collections in respect of the Pledged Collateral, Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of NAC Guarantor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(i) Termination.When all of the Obligations shall have been satisfied by payment in full, this NAC Guaranty shall terminate and Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of NAC Guarantor; provided, however, that NAC Guarantor’s obligations under Sections 20 and 21 shall survive any such termination.

(j) Expenses. NAC Guarantor agrees to pay all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of or incident to the enforcement of any of the provisions of this NAC Guaranty, or performance by Agent of any obligations of NAC Guarantor in respect of the Pledged Collateral that NAC Guarantor has (for a period of at least five (5) Business Days after receipt of written request from Agent that the same be performed by NAC Guarantor) failed or refused to perform, or (after occurrence and during the continuation of an Event of Default) any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and (after occurrence and during the continuation of an Event of Default) for the care of the Pledged Collateral and defending or asserting rights and claims of Agent in respect thereof, by litigation or otherwise.

(k) Further Assurances. NAC Guarantor agrees to, from time to time upon the reasonable request of Agent, execute and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effectuate the purposes of this NAC Guaranty.

7. Right of Set-off. Upon the occurrence and during the continuation of any Event of Default, NAC Guarantor hereby irrevocably authorizes Agent at any time and from time to time without notice to NAC Guarantor, any such notice being expressly waived by NAC Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent to or for the credit or the account of NAC Guarantor, or any part thereof in such amounts as Agent may elect, against and on account of the obligations and liabilities of NAC Guarantor to Agent hereunder, in any currency, whether arising hereunder or under any Loan Document, as Agent may elect, whether or not Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Agent shall notify NAC Guarantor promptly of any such set-off and the application made by Agent; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Agent may have.

8. No Subrogation. Notwithstanding any payment or payments made by NAC Guarantor hereunder or any set-off or application of funds of NAC Guarantor by Agent, unless and until the Obligations are paid in full, NAC Guarantor shall not be (i) entitled to payment of any Indebtedness owing by the Borrower to NAC Guarantor or (ii) subrogated to any of the rights of Agent against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by Agent for the payment of the Obligations. In addition, NAC Guarantor shall not (unless and until the Obligations are paid in full) seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by NAC Guarantor hereunder. If any amount shall be paid to NAC Guarantor on account of such Indebtedness or subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by NAC Guarantor in trust for Agent, segregated from other funds of NAC Guarantor and shall, forthwith upon receipt by NAC Guarantor, be turned over to Agent in the exact form received by NAC Guarantor (duly indorsed by NAC Guarantor to Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine.

9. Amendments, Etc. with Respect to the Obligations. NAC Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against NAC Guarantor and without notice to or further assent by NAC Guarantor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefore or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by Agent, and the Master Loan Agreement and any other Loan Documents may (subject to the terms and conditions thereof) be amended, modified, supplemented or terminated, in whole or in part, as Agent may deem advisable from time to time, and (subject to the terms and conditions of any relevant agreement related thereto) any collateral security, guarantee or right of offset at any time held by Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Agent shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this NAC Guaranty or any property subject thereto. When making any demand hereunder against NAC Guarantor, Agent may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by Agent to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of such other guarantor shall not relieve NAC Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Agent against NAC Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10. Waiver of Rights. Except as otherwise expressly provided herein, NAC Guarantor waives any and all notice of any kind, including, without limitation, notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by Agent upon this NAC Guaranty or acceptance of this NAC Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this NAC Guaranty; and all dealings between the Borrower and NAC Guarantor, on the one hand, and Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this NAC Guaranty. NAC Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or NAC Guarantor with respect to the Obligations. In addition, NAC Guarantor waives any requirement that Agent exhaust any right, power, remedy or proceeding against the Borrower.

11. NAC Guaranty Absolute and Unconditional. NAC Guarantor understands and agrees that this NAC Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Borrower of the Borrower Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Agent first attempt to collect any of the Borrower Obligations from the Borrower, without regard to (a) the validity, regularity or enforceability of the Master Loan Agreement or any other Loan Documents, any of the Borrower Obligations or any other collateral security therefore or guarantee or right of offset with respect thereto at any time or from time to time held by Agent, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against Agent, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or NAC Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of NAC Guarantor from this NAC Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against NAC Guarantor, Agent may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against the Borrower or any other Person or against the Pledged Collateral or any other collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by Agent to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve NAC Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of Agent against NAC Guarantor. This NAC Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon NAC Guarantor, and shall inure to the benefit of Agent, until all the Borrower Obligations and the obligations of NAC Guarantor under this NAC Guaranty shall have been satisfied by performance and payment in full.

12. Reinstatement. This NAC Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or NAC Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or NAC Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

13. Payments. NAC Guarantor hereby guarantees that payments hereunder will be paid to Agent without deduction, abatement, recoupment, reduction, set-off or counterclaim, in U.S. Dollars and in accordance with the wiring instructions of Agent.

14. Notices. Except as provided herein, all notices, requests and other communications required or permitted by this NAC Guaranty (including, without limitation, any modifications of, or waivers, requests or consents under, this NAC Guaranty) shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent to the intended recipient at the “Address for Notices” specified on the signature page hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other party; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission and notices being sent by first class mail, postage prepaid, shall be deemed to be received five (5) Business Days following the mailing thereof.

15. Severability. If any of the provisions of this NAC Guaranty shall be held invalid or unenforceable, this NAC Guaranty shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

16. Integration. This NAC Guaranty represents the agreement of NAC Guarantor and Agent with respect to the subject matter hereof, and there are no promises or representations by either party relative to the subject matter hereof not reflected herein.

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this NAC Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by NAC Guarantor and Agent; provided that any provision of this NAC Guaranty may be waived in writing by Agent.

(b) Neither party shall be deemed by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of either party, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any either party of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy that such party would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this NAC Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This NAC Guaranty shall be binding upon the successors and permitted assigns of the parties hereto and shall inure to the benefit of the parties hereto and their successors and assigns. This NAC Guaranty may not be assigned by NAC Guarantor without the express written consent of Agent in its sole discretion and any attempt to assign or transfer this NAC Guaranty without such consent shall be null and void and of no effect whatsoever.

20. Governing Law. THIS NAC GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21. Waiver Of Jury Trial; Consent To Jurisdiction And Venue; Service Of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NAC GUARANTY, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS, ON BEHALF OF ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NAC GUARANTY. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION SUCH PARTY MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THIS NAC GUARANTY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE OTHER PARTY IN CONNECTION WITH THIS NAC GUARANTY OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, TO SUCH PARTY’S ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR SUCH OTHER ADDRESS AS SUCH PARTY SHALL HAVE PROVIDED IN WRITING TO THE OTHER PARTY. NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO (I) SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR (II) BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

22. Security Agreement. This NAC Guaranty shall constitute a “security agreement” within the meaning of the UCC. NAC Guarantor, by executing and delivering this NAC Guaranty, has granted and hereby grants to Agent, as security for NAC Guarantor’s performance, a security interest in the Pledged Collateral that may be subject to the UCC.

23. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by NAC Guarantor in favor of Agent or future liens that are granted by NAC Guarantor in favor of Agent will not constitute a breach of this NAC Guaranty.

24. Agents. Agent may employ agents and attorneys-in-fact in connection herewith.

25. Counterparts. This NAC Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and either of the parties hereto may execute this NAC Guaranty by signing any such counterpart.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty And Pledge Agreement (NAC) to be duly executed and delivered as of the day and year first above written.

NATIONAL CINEMAS INC.

By:
Name: Robert V. Cuddihy, Jr.
Title: Treasurer

Address for Notices:
415 Madison Avenue, 7th Floor
New York, New York 10017
Attention: Mr. Robert V. Cuddihy, Jr.
Facsimile: (212) 644-7070

SILAR ADVISORS, L.P.
By: Leeds Holdings, LLC,
its general partner

By:
Name: Robert L. Leeds
Title: Chief Executive Officer

Address for Notices:
333 Seventh Avenue, 3rd Floor
New York, New York 10001
Attention: Mr. Robert Leeds
Facsimile: (212) 601-4919